Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 10, 2013,  relating  to the consolidated financial statements as of and for the years ended September 30, 2012 and 2011 of SecureAlert, Inc.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement

/s/ Hansen, Barnett & Maxwell, P.C.

November 13, 2013